Exhibit 5.1

300 North LaSalle Street

Chicago, Illinois 60654

312 862-2000	Facsimile:
312 862-2200

www.kirkland.com

September 9, 2013

SunEdison, Inc.

501 Pearl Drive (City of O’Fallon)

St. Peters, Missouri 63376

Ladies and Gentlemen:

We are acting as special counsel to SunEdison, Inc. a Delaware corporation (the “Company”), EnFlex Corporation, a Delaware corporation, SunEdison Holdings Corporation, a Delaware corporation, SunEdison International, Inc., a Delaware corporation, MEMC Pasadena, Inc., a Delaware corporation, Fotowatio Renewable Ventures, Inc., a Delaware corporation, NVT, LLC, a Delaware limited liability company, Sun Edison LLC, a Delaware limited liability company, SunEdison Canada, LLC, a Delaware limited liability company, SunEdison International, LLC, a Delaware limited liability company (collectively, the “Delaware Guarantors”), and Solaicx, a California corporation (the “California Guarantor” and, together with the Delaware Guarantors, the “Guarantors”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2013, under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and the Guarantors as co-registrants. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an indeterminate number or amount of: (i) debt securities of the Company (the “Debt Securities”); (ii) guarantees of the Debt Securities by some or all of the Guarantors (the “Guarantees”); (iii) shares of common stock, par value $.01 per share, of the Company (the “Common Stock”); (iv) shares of preferred stock, par value $.01 per share, of the Company (the “Preferred Stock”); (v) depositary shares representing fractional interests in Debt Securities and shares of Common Stock or Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”); (vi) warrants to purchase debt or equity securities of the Company (the “Warrants”); (vii) purchase contracts to purchase debt or equity securities of the Company (the “Purchase Contracts”); (viii) units consisting of one or more of the foregoing securities (the “Units”); and (ix) subscription rights to purchase Common Stock or other securities of the Company (the

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September 9, 2013

“Subscription Rights” and together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount to be registered pursuant to Rule 462(b) of the Rules.

You have advised us that: (i) Senior Debt Securities will be issued under a senior indenture (the “Senior Indenture”) between the Company and a trustee named therein (the “Trustee”). Subordinated Debt Securities will be issued under a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee; (ii) the Depositary Shares will be issued under deposit agreements (the “Deposit Agreements”), to be entered into between the Company and a bank or trust company (the “Depositary”); (iii) the Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”); (iv) the Purchase Contracts will be issued under one or more purchase contract agreements (the “Purchase Contract Agreements”), to be entered into between the Company and an agent (the “Purchase Contract Agent”); and (v) the Subscription Rights will be issued under one or more subscription rights agreements (the “Subscription Right Agreements”), to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company; (ii) minutes and records of the corporate proceedings of the Company, including the Board of Directors of the Company; and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and the Guarantors. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Guarantors.

We have also assumed that:

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September 9, 2013

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, as applicable, the appropriate Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement or Subscription Rights Agreement;

(v) the Securities offered, as well as the terms of each of the Indentures, Deposit Agreements, Warrant Agreements, Purchase Contract Agreements and Subscription Rights Agreements, as they will be executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(vi) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Indentures, Deposit Agreements, Warrant Agreements, Purchase Contract Agreements and subscription Rights Agreements;

(vii) the Securities offered as well as the terms of each of the Indentures, Deposit Agreements, Warrant Agreements, Purchase Contract Agreements and Subscription Rights Agreements, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(viii) the Indentures and the Trustees will have been qualified under the Trust Indenture Act of 1939, as amended; and

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September 9, 2013

(ix) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	When, as and if (a) any Debt Securities have been duly authorized and duly established in accordance with the applicable Indenture and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the applicable Indenture), (c) the applicable Indenture has been duly executed, attested, issued and delivered by duly authorized officers, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered against payment in accordance with their authorization, the applicable Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Trustee, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	When, as and if (a) any Guarantees of Debt Securities have been duly authorized and duly approved by the applicable Guarantor, as applicable in accordance with applicable law, (b) the appropriate corporate or organizational action has been taken by the applicable Guarantor to authorize the form, terms, execution and delivery of such Guarantees, (c) the Guarantees have been duly executed, attested, issued and delivered by duly authorized officers, and (d) the Debt Securities underlying such Guarantees have been duly executed, authenticated, issued and delivered, such Guarantees will constitute valid and binding obligations of the applicable Guarantor enforceable against the applicable Guarantor in accordance with their terms.

3.	The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

4.	When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has

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been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5.	When, as and if (a) any Common Stock or Preferred Stock in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Common Stock or Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

6.	When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.	When, as and if (a) any Purchase Contracts have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Purchase Contracts, and (c) the Purchase Contracts have been duly executed, attested, issued and delivered by duly authorized officers, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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September 9, 2013

8.	When, as and if (a) any Units have been duly authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Units, and (c) the Units have been duly executed, attested, issued and delivered by duly authorized officers, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

9.	When, as and if (a) any Subscription Rights have been duly authorized and duly established in accordance with the applicable Subscription Rights Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), and (c) the Subscription Rights Agreements have been duly executed, attested, issued and delivered by duly authorized officers against payment therefore, if applicable, in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Purchase Agreement and applicable law and authenticated by the Rights Agent, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) California laws and regulations governing restrictions on distributions (e.g. Cal. Corp. Code §500 et. seq., California Civil Code).

Furthermore, with respect to the California Guarantor, we note that (A) a substantial body of case law treats guarantors as “debtors” under the Uniform Commercial Code as in effect as of the date hereof in the State of California (“California UCC”), thereby according guarantors the rights and remedies of debtors established by the California UCC, and (B) the enforceability of each of the Guarantees under the Indentures may be subject to California statutory provisions and case law to the effect that a surety or guarantor may be exonerated or discharged, in whole or in part, if the principal or the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the surety or guarantor of material information pertinent to the principal

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or any collateral, elects remedies that may impair the subrogation rights of the surety or guarantor against the principal or that may impair the value of any collateral, fails to accord the surety or guarantor the protections afforded a debtor under Division 9 of the California UCC or otherwise takes any action that prejudices the surety or guarantor unless, in any such case, the surety or guarantor validly waives such rights or the consequences of any such action. See e.g. California Civil Code Sections 2799 through 2855; California UCC Section 9602; Sumitomo Bank of California v. Iwanski, 70 Cal. 2d 81, 73 Cal. Rptr. 564 (1968); Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr. 63 (1968). While express and specific waivers of a surety’s or guarantor’s right to be exonerated are generally enforceable under California law, we express no opinion as to whether the guarantees under the Indenture contain an express or specific waiver of such exoneration defense a surety or guarantor might assert or as to whether each of the waivers contained in the guarantees under the Indenture is fully enforceable.

We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under the Indentures, Deposit Agreements, Warrant Agreements, Purchase Contract Agreements or Subscription Rights Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable Trustee, Warrant Agent, Depositary, Purchase Contract Agent or Rights Agent (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of

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organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the Rules with respect to the registration of additional Securities for sale in any Offering contemplated by the Registration Statement and shall cover such additional Securities.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “blue sky” laws of the various states to the sale of the Securities.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States, the internal law of the State of New York, the General Corporation Law of the State of Delaware (solely with respect to the Company and the Delaware Guarantors that are corporations), the Limited Liability Company Act of the State of Delaware (solely with respect to the Delaware Guarantors that are limited liability companies), and the California Corporations Code (solely with respect to the California Guarantor), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time

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to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, or the California Corporations Code be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP